EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement Nos. 333-130193 and 333-134867, in Amendment No. 2 to Registration Statement No. 333-180684, in Registration Statement Nos. 333-121350 and 333-115765 on Form S-3, in Registration Statement No. 333-132340 on Form S-4, and in Post-Effective Amendment No. 1 to Registration Statement Nos. 333-84344 and 333-87633 on Form S-8 of our reports dated October 1, 2012 (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of new accounting guidance effective August 1, 2010), relating to the consolidated financial statements and consolidated financial statement schedules of Ferrellgas Partners, L.P., and the effectiveness of Ferrellgas Partners, L.P.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Ferrellgas Partners, L.P. for the year ended July 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri

October 1, 2012